UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2026

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.
(Exact name of registrant specified in its charter)
______________________________________________________

Maryland	000-54382	26-3842535
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3200 Park Center Dr., Suite 800
Costa Mesa, California 92626
(Address of principal executive offices)

Registrant’s telephone number, including area code: (866) 722-6257

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
As previously announced on November 6, 2025 by Pacific Oak Strategic Opportunity REIT, Inc. (the “Company,” “we,” or “our”), in light of the Company’s difficult financial situation, the standstill agreement entered into in August 2025 (the “Standstill”) with the trustee for holders of bonds issued by the Company’s subsidiary, Pacific Oak SOR (BVI) Holdings, Ltd. (the “BVI”), and the ongoing negotiations with the Israeli bondholders, the board of directors (the “Board”) of the Company formed a special committee (the “Special Committee”) composed of all of the Company’s independent directors to explore the availability of strategic alternatives involving the Company.
Pursuit of Plan of Liquidation; BVI Agreement
On January 12, 2026, after careful consideration and consultation with its legal and financial advisors, the Special Committee unanimously agreed to pursue a plan of liquidation, subject to approval of our Board and our stockholders, which we expect to seek in the near future. In addition, the Special Committee approved an agreement between the Company and the BVI, which was entered into on January 23, 2026 (the “BVI Agreement”). Pursuant to the BVI Agreement, it is intended that (a) the BVI will enter into an asset management agreement with Westdale Asset Management, Ltd. (“Westdale”) and a management services agreement with R2 Advisors, LLC (“R2”) and (b) that the Company will terminate its advisory agreement (the “Advisory Agreement”) with Pacific Oak Capital Advisors, LLC (“POCA”), effective January 31, 2026. These actions will result in the termination of the existing “Back-to-Back” agreement between the BVI and the Company relating to funding the cost of POCA, and the BVI will be responsible for compensating Westdale and R2 pursuant to its agreements with such parties. In addition, pursuant to the BVI Agreement, the BVI has agreed to provide the Company with up to $905,000 in funding over the next three months, subject to the BVI having sufficient cash availability. This funding will be in support of the Company’s working capital and present obligations to keep the Company compliant with certain laws and regulations. Additionally, the Company plans to use this a portion of this funding to pursue a plan of liquidation and continue to meet its public reporting obligations. The Company intends to seek a longer-term funding plan with the BVI in connection with a potential bond restructuring, which is an ongoing process.
Engagement of Westdale by the BVI
On January 22, 2026, the BVI entered into an asset management agreement with Westdale (the “Westdale Agreement”). Pursuant to the Westdale Agreement, Westdale is responsible for managing, operating, directing and supervising the operations and administration of the BVI’s assets (other than those held through Pacific Oak Residential Trust, Inc.). The BVI will pay Westdale a monthly fee (the “Asset Management Fee”) (a) with respect to each property owned by the BVI an amount equal to the greater of (i) 2.0% of the sum of the gross income of each property received during the prior month and (ii) $10,000 and (b) $10,000 with respect to the investment in Pacific Oak Opportunity Zone Fund I, LLC. In connection with any asset sale, Westdale will receive a fee at the closing (the “Disposition Fee”) equal to 0.25% of the contract sales price for such sale. In addition, the BVI will pay the expenses paid or incurred by Westdale on behalf of the BVI or in connection with the services provided to the BVI pursuant to the then-applicable budget. The Westdale Agreement has an initial term of one year until January 22, 2027 (the “Initial Term”), following which it shall renew for successive one-year terms (each, an “Additional Term” and, together with the Initial Term, the “Term”) unless terminated as provided below.
The Westdale Agreement may be terminated effective as of the end of the Initial Term without cause or penalty by the BVI delivering a notice of termination no less than 30 days prior to the end of the applicable Term. Moreover, the BVI may terminate the Westdale Agreement with respect to one or more properties during the Initial Term by providing 30-day notice to Westdale and paying a fee equal to the Asset Management Fee allocable to such property or properties for the lesser of (i) the time remaining on the Initial Term and (ii) six months (based on the average of Asset Management Fees paid each month during the Initial Term for such property(ies)). Following and after the conclusion of the Initial Term, the Westdale Agreement may be terminated by the BVI without cause or penalty by delivering a notice of termination to Westdale no less than 30 days prior to the effectiveness of the termination. Notwithstanding anything to the contrary, if the BVI terminates Westdale without cause, then Westdale shall be entitled to the Disposition Fee for a sale of a property for (i) any sale pending at the time of termination and (ii) if a purchase agreement for the sale of such property is executed within 9 months following termination of the Westdale Agreement. Westdale may terminate the Westdale Agreement at any time upon 30 days’ notice to BVI, with or without cause, and shall be entitled to all Asset Management Fees due and owing to Westdale prior to such termination and to any Disposition Fees for a sale of a property for (i) any sale pending at the time of termination and (ii) if a purchase agreement for the sale of such property is executed within nine following termination of the Westdale Agreement. Upon any termination, Westdale will cooperate with the BVI to provide an orderly transition of the services provided herein to a new asset manager.
Engagement of Accounting and Reporting Manager by the BVI
On January 23, 2026, the BVI entered into a management services agreement with R2. R2 is majority-owned and controlled by Ryan Schluttenhofer, the BVI’s and the Company’s Chief Accounting Officer. Pursuant to this agreement, R2 will provide the BVI with support in the following areas: (a) corporate accounting, recordkeeping, and regulatory filings, (b) books and records maintenance and coordination with third parties, (c) tax and compliance coordination, (d) corporate cash management support, (e) insurance and risk management support, (f) corporate governance support and (g) chief accounting officer support.
The initial term of the agreement will be twelve months unless earlier terminated in accordance with the agreement. The term may be extended by mutual written agreement of the parties. Either party may terminate the agreement for any reason upon 60 days’ prior written notice to the other party. All accrued and scheduled amounts through the effective termination date are immediately due at termination. In addition, each party may terminate the agreement immediately upon written notice if the other party materially breaches this agreement, such as non-payment or breaches of confidentiality, fraud, gross negligence or willful misconduct, and fails to cure such breach within 10 days after receiving written notice.
Pursuant to the agreement, the BVI will pay R2 (a) a base monthly fee of $80,895 per month, (b) installment payments $50,000 on February 1, 2026, $100,000 on April 1, 2026, and $150,000 on May 1, 2026, August 1, 2026, November 1, 2026 and January 1, 2027 and (c) reimbursable expenses of up to $12,500 per month.
Engagement of Accounting and Reporting Manager by the Company
On January 23, 2026, the Company entered into a management services agreement with R2. Pursuant to this agreement, R2 will provide the Company with support in the following areas: (a) corporate accounting, recordkeeping, and regulatory filings, (b) books and records maintenance and coordination with third parties, (c) tax and compliance coordination, (d) corporate cash management support, (e) insurance and risk management support, (f) corporate governance support and (g) chief accounting officer support.
This agreement will terminate on August 1, 2026, unless terminated sooner in accordance with the agreement. The agreement shall terminate automatically if the management services agreement between the BVI and R2 terminates. Upon such event, all accrued and scheduled amounts through the effective termination date shall be immediately due. In addition, each party may terminate the agreement immediately upon written notice if the other party materially breaches this agreement, such as non-payment or breaches of confidentiality, fraud, gross negligence or willful misconduct, and fails to cure such breach within 10 days after receiving written notice.
The Company shall pay R2 $15,000 per month for six consecutive months of the term, beginning February 1, 2026, in addition to any ordinary-course out-of-pocket expenses incurred in performing the services. In addition, out of scope services may be requested by the Company and if performed by R2, shall be billed at a rate of $575 per hour.
Engagement of President, Chief Executive Officer and Chief Financial Officer
On January 23, 2026, the Company entered into an executive services agreement with Brian Ragsdale. Pursuant to this agreement, Mr. Ragsdale has agreed to serve as the Company’s President, Chief Executive Officer and Chief Financial Officer through the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2026, for total compensation of $60,000. The Company also entered into an indemnification agreement with Mr. Ragsdale.
Termination of Advisory Agreement
On January 23, 2026, the Company notified POCA that it was terminating the Advisory Agreement, effective January 31, 2026. The Company communicated its expectation that POCA would provide an orderly transition of advisory functions, as required by the Advisory Agreement, for a minimum expected transition period of six weeks from January 31, 2026 (which period may be extended - but not shortened - dependent on the level of availability and assistance provided).
ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Effective January 23, 2026, the Special Committee and the Conflicts Committee of the Board appointed Mr. Ragsdale as the President, Chief Executive Officer and Chief Financial Officer (principal executive officer, principal financial officer and principal accounting officer) of the Company. On the same date, Peter McMillan was removed as Chairman of the Board and President of the Company and Keith D. Hall was removed as Chief Executive Officer of the Company. In addition, Messrs. Hall and McMillan were requested to resign as members of the Company’s Board.
Mr. Ragsdale, age 65, previously served as an Executive Vice President of POCA, a position he has held since October 31, 2019. In this position, as well as having direct asset management responsibilities over a wide variety of asset classes, he was responsible for the management of all material transactions with regard to the Company, including but not limited to acquisition, dispositions, joint venture structuring and executions, and debt placements. Prior to being employed by POCA, Mr. Ragsdale was employed by KBS Capital Advisors since 2007 in a similar role, including the placement of debt instruments for two separate REITs managed by KBS. Mr. Ragsdale is a graduate of the University of Arizona with a bachelor’s degree in civil engineering and master’s degree in business administration with an emphasis in real estate finance.
The additional information contained in Item 1.01 is incorporated herein by reference.

Forward-Looking Statements
This Current Report on Form 8-K includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the Company’s ability to obtain funding from the BVI and the Company’s pursuit of a plan of liquidation. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Actual results may differ materially from those contemplated by such forward-looking statements. These statements also depend on factors such as: future economic, competitive and market conditions; the Company’s ability to maintain occupancy levels and rental rates at its real estate properties; and other risks identified in Part I, Item IA of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2025, Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2025, and Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2025, each as filed with the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.

Dated: January 23, 2026	BY:	/S/ BRIAN RAGSDALE
Brian Ragsdale
President, Chief Executive Office and Chief Financial Officer
(principal executive officer)